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                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Cincinnati Bell Inc. and IXC Communications, Inc. of our report on National Teleservice, Inc. dated July 28, 1997, appearing in the Annual Report on Form 10-K/A of IXC Communications, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
September 9, 1999